As filed with the Securities and Exchange Commission on April 12, 2005
Registration No. 333-123396

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________
SOCKET COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)
____________________

DELAWARE	94-3155066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
37400 Central Court Newark, CA 94560
(Address of principal executive offices)
____________________
AMENDED AND RESTATED 1995 STOCK PLAN 2004 EQUITY INCENTIVE PLAN
(Full title of the Plans)
____________________
David W. Dunlap Chief Financial Officer Socket Communications, Inc 37400 Central Court Newark, CA 94560 (510) 744-2700
(Name, address, and telephone number, including area code, of agent for service)
____________________
Copy to:
Herbert P. Fockler, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

EXPLANATORY STATEMENT:

Socket Communications, Inc. (the "Registrant") is filing this Post-Effective Amendment No. 1, to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 16, 2005, solely for the purpose of amending the Consent of Moss Adams LLP filed as Exhibit 23.1.

Item 8. Exhibits.

Listed below are documents filed or furnished as part of this Post-Effective Amendment No. 1.

Exhibit Number	Description
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on this 11th day of April, 2005.

SOCKET COMMUNICATIONS, INC.

By: /s/ David W. Dunlap
     David W. Dunlap
     Chief Financial Officer and Vice President of
     Finance and Administration

Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/Kevin J. Mills Kevin J. Mills	President and Chief Executive Officer (Principal Executive Officer) and Director	April 11, 2005
/s/ David W. Dunlap David W. Dunlap	Chief Financial Officer and Vice President of Finance and Administration (Principal Financial and Accounting Officer)	April 11, 2005
/s/ Charlie Bass Charlie Bass	Chairman of the Board	April 11, 2005
/s/ Micheal L. Gifford Micheal L. Gifford	Executive Vice President and Director	April 11, 2005
/s/ Enzo Torresi Enzo Torresi	Director	April 11, 2005
/s/ Gianluca Rattazzi Gianluca Rattazzi	Director	April 11, 2005
/s/ Peter Sealey Peter Sealey	Director	April 11, 2005
/s/ Leon Malmed Leon Malmed	Director	April 11, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________________________________________________________________________________________________

EXHIBITS
__________________________________________________________________________________________________________________________

Post-Effective Amendment No. 1 to Form S-8

SOCKET COMMUNICATIONS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

Exhibit 23.1

CONSENT OF MOSS ADAMS LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1995 Stock Plan and 2004 Equity Incentive Plan of Socket Communications, Inc. of our report dated February 11, 2005, with respect to the consolidated financial statements of Socket Communications, Inc., Socket Communications, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Socket Communications, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ MOSS ADAMS LLP

San Francisco, California
March 16, 2005